U.S. SECURITIES AND EXCHANGE   COMMISSION
                            WASHINGTON, D.C. 20549
                                  FORM 8-K/A2

                                 CURRENT PERIOD

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 7, 1998

                             MEDIX RESOURCES, INC.
                (Formerly INTERNATIONAL NURSING SERVICES, INC.)
             (Exact Name of registrant as specified in its charter)

     Colorado                          000-24768              84-1123311
(State or Other Jurisdiction          (Commission           (IRS Employer
     of Incorporation                  File Number)      Identification  No.)

                     Suite 400, 360 South Garfield Street
                            Denver, Colorado                    80209
                   (Address of Principal Executive Offices)   Zip Code

                 Registrant's Telephone  Number:  (303)  393-1515


See above for former name
(Former name or former address, if changes since last report)

Item 1.  Changes in Control of Registrant.  N/A.
Item 2.  Acquisition or Disposition of Assets. N/A.
Item 3.  Bankruptcy or Receivership.  N/A.
Item 4.  Changes in Registrant's Certifying Accountant.  N/A.
Item 5.  Other Events.  N/A.
Item 6.  Resignations of Registrant's Directors.  N/A.
Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements

The registrant is filing amended financial statements for Medix Resources, Inc.
 on this amendment to Form 8-K.

(b)      Pro Forma Financial Information

         None.

(c)      Exhibits

         Exhibit 27.2  *Financial Data Schedule, Medix Resources, Inc.

         Exhibit 99.1   Consolidated Financial Statements of Medix Resources,
                         Inc. (formerly International Nursing Services, Inc.).

*        Previously filed with Form 8-K filed on March 23, 1998

Item 8.  Change in Fiscal Year.  N/A.
Item 9.  Sales of Equity Securities Pursuant to Regulation S. N/A.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNATIONAL NURSING SERVICES, INC.

Date: March 30, 1998              By:/s/ John P. Yeros
                                     John P. Yeros, President and Chief
                                     Executive Officer



                     MEDIX RESOURCES, INC. AND SUBSIDIARIES

                             FINANCIAL STATEMENTS
                              DECEMBER 28, 1997





                   MEDIX RESOURCES, INC. AND SUBSIDIARIES






                               TABLE OF CONTENTS
                               -----------------



          Page
          ----

Independent  Auditors'  Report                         F-1

Financial  Statements

     Consolidated  Balance  Sheet                      F-3

     Consolidated  Statements  of  Operations          F-4

     Consolidated  Statement  of  Changes  in
      Stockholders'  Equity                            F-5

     Consolidated  Statements  of  Cash  Flows         F-6

Notes  to  Financial  Statements                       F-8









                         INDEPENDENT AUDITORS' REPORT






To  the  Board  of  Directors  and  Stockholders
Medix  Resources,  Inc.  (formerly  International
 Nursing  Services,  Inc.)
Denver,  Colorado


We have audited the accompanying consolidated balance sheet of Medix Resources, Inc. (formerly International Nursing Services, Inc.) and Subsidiaries, as of December 28, 1997, and the related consolidated statements of operations and changes in stockholders' equity, and cash flows for the years ended December 28, 1997 and December 29, 1996. These consolidated financial statements are the responsibility of the management of Medix Resources, Inc. and Subsidiaries. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medix Resources, Inc. and Subsidiaries, as of December 28, 1997, and the results of their operations and their cash flows for the years ended December 28, 1997 and December 29, 1996 in conformity with generally accepted accounting principles.

To  the  Board  of  Directors  and  Stockholders
Medix  Resources,  Inc.  (formerly  International
 Nursing  Services,  Inc.)
Page  Two


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in
Note 1 to the consolidated financial statements, the Company has incurred operating losses for the past several years and has a deficit in working capital which raises substantial doubt about its ability to continue as a going concern. Current management's plans in regards to this matter are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

As disclosed in Note 1 to the consolidated financial statements, the Company changed its method of computing earnings per share.



  /s/ Ehrhardt Keefe Steiner & Hottman PC
     Ehrhardt  Keefe  Steiner  &  Hottman  PC

March  18,  1998
Denver,  Colorado





                    MEDIX RESOURCES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 28, 1997


                                    ASSETS

Current  assets
 Cash                                               $    158,000
 Accounts  receivable, net of allowance of $384,000    4,559,000
 Notes  receivable                                       491,000
 Prepaid  expenses  and  other                            99,000
                                                        --------
   Total  current  assets                              5,307,000


Property  and  equipment,  net                           302,000

Other  assets
 Intangible  assets,  net                              4,491,000
 Other                                                    40,000
                                                        --------

Total                                                $10,140,000
                                                      ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current  liabilities
 Current  portion  of  long-term  debt               $    35,000
 Current  portion  of  capital  lease  obligation         25,000
 Line-of-credit                                        3,543,000
 Accounts  payable                                       649,000
 Accrued  expenses                                     1,384,000
                                                     -----------
   Total  current  liabilities                         5,636,000
                                                     -----------

Commitments  and  contingency

Stockholders'  equity
 Preferred  stock,  10%  cumulative
  convertible,  $1  par  value  488  shares
  authorized,  155  issued,  26.25
  outstanding, liquidation preference $301,481               -
 1997  convertible  preferred stock, $1 par
  value 300 shares authorized 167.15
  shares  issued,  100.5  outstanding,
  liquidation  preference  $805,000                          -
 Common  stock,  $.001  par  value,  25,000,000
   shares authorized, 12,843,567
   issued  and  outstanding                              13,000
 Dividends  payable  with  common  stock                 39,000
 Additional  paid-in  capital                        12,191,000
 Accumulated  deficit                                (7,739,000)
                                                   ------------
   Total  stockholders'  equity                       4,504,000
                                                    -----------

Total                                               $10,140,000
                                                     ==========


                         See notes to consolidated financial statements.

                    MEDIX RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                              For the Year Ended          For the Year Ended
                                 December 28,                December 29,
                                    1997                         1996
                              ------------------           ------------------

Revenues                         $24,875,000                    $14,259,000

Direct  costs  of  services       19,017,000                     10,831,000
                                ------------                   ------------

Gross  margin                      5,858,000                      3,428,000

Selling,  general,  and
   administrative  expenses        5,670,000                      4,083,000

Gain  on  sale  of
  divisions  (Note  4)               422,000                           -
                                ------------                   ------------

Income (loss) from operations        610,000                      (655,000)

Interest  expense                  1,125,000                       552,000
                                 -----------                      ---------

Net  loss                      $    (515,000)                 $ (1,207,000)
                                =============                  ============

Basic  loss  per  common
   share  (Note  11)           $        (.15)                 $       (.57)
                                ============                   ===========

Weighted  average  common
   shares  outstanding             9,848,824                     4,517,111
                                ============                   ===========

                       See notes to consolidated financial statements.

                    MEDIX RESOURCES, INC. AND SUBSIDIARIES


           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDING DECEMBER 28, 1997 AND DECEMBER 29, 1996



                                 Common Stock            Preferred Stock
                           Number of                  Number of
                            Shares          Amount      Shares         Amount
                         -----------      ---------  -------------   ----------

Balance-December 31,
  1995                    2,894,773        $  3,000      469,452       $  -

Automatic  conversion
  of  preferred  stock    1,173,631           1,000     (469,452)         -

Acquisition  of
 assets  (Ellis)            256,250           1,000          -            -

Guaranteed value of
 common stock issued in
 Ellis acquisition              -                -           -            -

Conversion  of  notes
 payable to common stock    41,903               -           -            -

1996  preferred  stock
 issuance before of
 imputed discount
 (Note 11)                      -                -        244.00          -

Imputed  dividend on 1996
 preferred stock (Note 11)      -                -            -           -

Common  stock  options
  issued  in  connection
  with finder on preferred
  stock                         -                -            -           -

Acquisitions  of  assets
  (STAT)                   220,133               -            -           -

Conversion  of preferred
 stock and accrued
 dividends of $26,000      923,111            1,000       (88.50)         -

Common  stock  options
 issued for services            -                 -           -           -

Exercise  of  warrants     178,491                -           -           -

Offering  costs  related
  to  1996  stock  issued       -                 -           -           -

Net  loss                       -                 -           -           -

Dividends                       -                 -           -           -
                         -----------          --------     --------    -------

Balance December 29,
  1996                    5,688,292            6,000        155.50        -

1997  preferred  stock
 issuance,  before
 imputed discount
 (Note 11)                     -                  -            -           -

Imputed  dividend on
 1997 preferred stock
 (Note 11)                     -                  -            -           -

Exercise of 1996 unit
  options                      -                  -         20.00          -

Offering  costs  on  1997
  preferred stock              -                  -            -           -

Imputed  value of issuance
 of warrants in connection
 with debt issued              -                  -            -           -

Imputed  dividend  on  1997
 preferred stock as a
 result of warrant repricings
 (Note  11)                    -                  -            -           -

Conversion  of  preferred
  stock  and  accrued
  dividends  of  $71,000   7,042,256           7,000       (149.25)        -

Common  stock issued for
 satisfaction of debt        100,000               -           -           -

Common  stock  issued
 for  services                13,019               -           -           -

Net  loss                       -                  -           -           -

Dividends  declared             -                  -           -           -
                           -----------        ---------   ---------    --------

Balance  at
 December  28,  1997      12,843,567         $  13,000       26.25    $     -
                         ===========          =========      ======    ========



Consolidated Statement of Changes in Stockholders' Equity Continued below


                                                                   Dividend
                                                                    Payable
                              Preferred Stock 1997                   With
                            Number of                     Paid-in    Common
                              Shares         Amount       Capital     Stock
                           -----------     ----------    --------- -----------


Balance - December 31,
 1997                           -           $       -   $ 6,349,000 $ 441,000

Automatic conversion
 of preferred stock             -                   -       440,000  (441,000)

Acqusition of
 assets (Ellis)                 -                   -     1,058,000        -

Guaranteed value of
 common stock issued
 in Ellis acquisition           -                   -      (560,000)       -

Conversion of notes payable
 to common stock                -                   -       151,000        -

1996 preferred stock
 issuance before of
 imputed discount (Note 11)     -                   -     2,440,000        -

Imputed dividend on
 1996 preferred stock
 (Note 11)                      -                   -           -          -

Common stock options
 issued in connection
 with finder on
 preferred stock                -                   -       125,000        -

Acquisitions of assets
 (STAT)                         -                   -       467,000        -

Conversion of preferred
 stock and accrued
 dividends of $26,000           -                   -        25,000   (26,000)

Common stock options
 issued for services            -                   -        48,000        -

Exercise of warrants            -                   -       255,000        -

Offering costs related
 to 1996 stock issued           -                   -      (507,000)       -

Net loss                        -                   -           -          -

Dividends                       -                   -       (92,000)   92,000
                          -------------      ----------  -----------  --------

Balance - December 29,
 1996                           -                   -     10,199,000   66,000

1997 preferred stock
 issuance, before
 imputed discount
 (Note 11)                    167.15                -      1,672,000      -

Imputed dividend on 1997
 preferred stock
 (Note 11)                       -                  -           -         -

Exercise of 1996 unit
 options                         -                  -        200,000      -

Offering costs on 1997
 preferred stock                 -                  -       (152,000)     -

Imputed value of issuance
 of warrants in
 connection with debt
 issued                          -                   -       134,000      -

Imputed dividend on 1997
 preferred stock as
 a result of warrant
 repricings (Note 11)            -                   -           -        -

Conversion of preferred
 stock and accrued
 dividends of $71,000          (66.65)               -       64,000    (71,000)

Common stock issued
 for satisfaction of debt        -                   -      100,000        -

Common stock issued
 for services                    -                   -       18,000        -

Net loss                         -                   -          -          -

Dividends declared               -                   -      (44,000)    44,000
                         -------------        ----------  ---------   --------

Balance - December 28,
 1997                          100.50          $     -  $12,191,000  $  39,000
                          ============        ========== ==========   =========

Consolidated Statement of Changes in Stockholders' Equity continue below


                                         Accumulated
                                           Deficit           Total
                                         -----------      -----------

Balance, December 31, 1995              $(6,017,000)       $  776,000

Automatic conversion of preferred
 stock                                         -                 -

Acquisition of assets (Ellis)                  -            1,059,000

Guaranteed value of common stock
 issued in Ellis acquisition                   -             (560,000)

Conversion of notes payable to
 common stock                                  -              151,000

1996 preferred stock issuance
 before of imputed discount (Note 11)          -            2,440,000

Imputed dividend on 1996 preferred
 stock (Note 11)                               -                 -

Common stock options issued in
 connection with finder on preferred
 stock                                         -               125,000

Acquisitions of (STAT)                         -               467,000

Conversion of preferred stock and
 accrued dividends of $26,000                  -                  -

Common stock options issued for
 services                                      -                48,000

Exercise of warrants                           -               255,000

Offering costs related to 1996
 stock issued                                  -              (507,000)

Net loss                                  (1,207,000)       (1,207,000)

Dividends                                      -                  -
                                          -----------       -----------

Balance - December 29, 1996               (7,224,000)        3,047,000

1997 preferred stock issuance,
 before imputed discount
 (Note 11)                                      -            1,672,000

Imputed dividend on 1997 preferred
 stock (Note 11)                                -                 -

Exercise of 1996 unit options                   -              200,000

Offering costs on 1997 preferred
 stock                                          -              (152,000)

Imputed value of issuance of
 warrants in connection with
 debt issued                                    -               134,000

Imputed dividend on 1997 preferred
 stock as a result of warrant
 repricings (Note 11)                           -                  -

Conversion of preferred stock and
 accrued dividends of $71,000                   -                  -

Common stock issued for satisfaction
 of debt                                        -               100,000

Common stock issued for services                -                18,000

Net loss                                        -              (515,000)

Dividends declared                              -                   -
                                         ------------          ---------

Balance - December 28, 1997             $(7,739,000)        $ 4,504,000
                                        ============        ===========

                See notes to consolidated financial statements.



                    MEDIX RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                      For the Year Ended   For the Year Ended
                                         December 28,        December 29,
                                             1997                1996
                                      ------------------   -----------------

Cash  flows  from  operating  activities
 Net  loss                                $    (515,000)       $(1,207,000)
                                           -------------        -----------
 Adjustments to reconcile net loss to
  net cash provided by (used in)
  operating activities  -
   Depreciation  and  amortization              606,000            371,000
   Common  stock  issued  for  services          18,000             48,000
   Impairment  of  goodwill                     349,000                -
   Basis  in  assets  of  divisions  sold       770,000                -
   Imputed  interest  expense  on
    convertible  debt                           134,000                -
   Change  in  assets  and  liabilities  -
     Accounts  receivable,  net                 (57,000)        (1,960,000)
     Prepaid  expenses  and  other             (108,000)           (33,000)
     Checks written in excess of bank balance   (65,000)          (179,000)
     Accounts  payable and accrued expenses    (279,000)           591,000
                                                ---------       --------
                                              1,368,000         (1,162,000)
                                               ----------     ------------
       Net cash provided by (used in)
         operating activities                   853,000         (2,369,000)
                                               ----------     -------------

Cash  flows  from  investing  activities
 Business  acquisitions                      (2,000,000)        (1,623,000)
 Purchase  of  property  and  equipment         (21,000)          (112,000)
 Proceeds  from  the  sale  of  fixed  assets    57,000                -
 Issuance  of  notes  receivable               (491,000)               -
                                            ------------       -----------
       Net cash (used in)
        investing  activities                (2,455,000)       (1,735,000)
                                           ------------        -----------

Cash  flows  from  financing  activities
 Proceeds  from  issuance  of debt and
   notes payable                              1,000,000              -
 Advances  under  financing  agreement       23,589,000        11,618,000
 Payments  under  financing  agreement      (23,364,000)       (9,478,000)
 Principal  payments  on  debt
   and  notes  payable                       (1,185,000)         (588,000)
 Issuance  of  preferred  and  common
   stock,  net  of  offering  costs           1,720,000         2,593,000
 Dividends  paid                                   -              (60,000)
                                            ------------     -------------
       Net  cash  provided  by
       financing  activities                  1,760,000         4,085,000
                                            -----------      -------------

Net  increase  (decrease)  in  cash             158,000          (19,000)

Cash,  beginning  of  period                        -             19,000
                                             ----------      ------------

Cash,  end  of  period                     $    158,000     $          -
                                           ============      =============

                     See notes to consolidated financial statements.


Supplemental  disclosure  of  cash  flow  information:
     Cash paid during the year for interest was $972,000 and $655,000 for December 28, 1997 and December 29, 1996, respectively.

Non-cash  investing  and  financing  activities:
     Dividends declared payable in common stock were $39,000 and $66,000 for December 28, 1997 and December 29, 1996, respectively.
     The Company issued 100,000 shares of common stock valued at $100,000 in 1997 for the satisfaction of debt.
     The Company issued 13,019 shares of common stock valued at $18,000 for services provided by non-employees.
     Acquisition  of  equipment  under  capital  leases  was  $56,000 in 1996.

     During 1996, $400,000 of receivables and $10,000 of fixed assets were acquired in business combination through the issuance of 476,383 shares of common stock with an equivalent value of $1,526,000. The excess of purchase price over the identifiable assets of $1,116,000 has been allocated to goodwill.

     During 1996, all shares of the 12% preferred stock outstanding at December 31, 1995 were automatically converted into 1,173,631 shares of common stock.

     In conjunction with the automatic conversion of the 12% preferred stock accrued dividends outstanding of $441,000 were recaptured.

     In 1996, 89 shares of the 10% convertible preferred stock issued plus $26,000 of accrued dividends were converted into 923,111 share of common stock.

     During 1996, $151,000 in notes payable were converted into 41,903 shares of common stock to cover the guaranteed value of certain shares issued in a business acquisition during the year.

     During 1996, the Company recorded a liability of approximately $500,000 to cover the guaranteed value of certain shares issued in a business acquisition during the year.

     Options with an imputed value of $125,000 were issued as a finders fee for preferred stock placements in 1996.


NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------------

Organization
------------

Medix Resources, Inc. (formerly International Nursing Services, Inc.) and subsidiaries (the Company) provide temporary nurses (registered and/or licensed), therapists, nurse assistants, and other caregivers to nursing homes, other long-term health-care facilities, hospitals, and private residences.

The Company changed its name to Medix Resources, Inc. subsequent to December 28, 1997 to more accurately reflect the types of services it will be providing in the future (Note 2).

Principles  of  Consolidation
-----------------------------

The accompanying consolidated financial statements include the accounts of Medix Resources, Inc. and its wholly-owned subsidiaries, National Care Resources - Colorado, Inc. National Care Resources - New York, Inc., National Care Resources - Texas, Inc., JJ Care Resources, Inc. and TherAmerica, Inc. All intercompany transactions have been eliminated.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration  of  Credit  Risk
-------------------------------

The Company maintains cash in depository accounts which, at times, may exceed FDIC insurance limits. At December 28, 1997 balances in excess of FDIC limits were approximately $244,000.

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to health-care facilities primarily in California, Colorado, New York, and Texas; however, travel nurses are made available throughout the United States. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

Financial  Instruments
----------------------

The carrying value of the Company's accounts and notes receivable, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the financial instruments.

Due to current interest rates available to the Company for debt being similar to rates on the Company's remaining maturities, the fair value of existing debt approximates its carrying value.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
-----------------------------------------------------------------------------

Revenue  Recognition
--------------------

Revenue is recognized when services are rendered at the net realizable amounts expected to be received from payers, patients and others. Amounts reimbursed by certain payers of healthcare services are subject to examination and adjustment. These adjustments are accrued throughout the year and adjusted in future periods as the final settlements are determined. At December 28, 1997, the Company has recorded a liability of $232,000 for the amount due for the difference between actual costs and costs to be reimbursed. This liability was recorded as a reduction in revenue.

Income  Taxes
-------------

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company's temporary differences result primarily from the cash to accrual transition adjustment due to a required change from the cash to accrual basis and depreciation and amortization.

Property  and  Equipment
------------------------

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which range from five to seven years.

Intangible  Assets
------------------

Intangible assets are stated at cost, and consist of goodwill, non-compete agreements and acquisition costs. Goodwill and non-compete agreements are amortized using the straight-line method over fifteen and three years, respectively.

Acquisition costs represents costs incurred in connection with the Company's proposed acquisitions. Acquisition costs will be included in the purchase price of the acquisitions if successful, or expensed in operations if the acquisitions are unsuccessful.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows of its acquisition in its assessment of whether or not goodwill and other intangibles have been impaired. At December 28, 1997, the Company determined an impairment of goodwill was appropriate as a result of the transaction described in Note 4.

NOTE  1  -  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
-----------------------------------------------------------------------------

Reclassifications
-----------------

Certain amounts in the 1996 consolidated financial statements have been reclassified to conform to the 1997 presentation.

Advertising  Costs
------------------

The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 28, 1997 and December 29, 1996 were $181,000 and $42,000, respectively.

Basic  Loss  Per  Share
-----------------------

During the year ended December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (FAS
128). FAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic loss per share is based upon the weighted average number of shares outstanding. All dilutive potential common shares have an antidilutive effect on diluted net loss per share and therefore have been excluded in determining net loss per share. The Company's basic and diluted loss per share are equivalent and accordingly only basic loss per share has been presented.

Continued  Existence
--------------------

The Company has suffered recurring losses for the past several years and incurred a net loss for the year ended December 28, 1997 of $515,000. In addition, the Company had a working capital deficit of $329,000. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

Management's plans in regard to these matters include pursuing a number of alternatives for additional financing which may include a public and/or private offering of the Company's securities. The Company is currently holding discussions with investment bankers and financial institutions related to an offering of securities and new debt financing. No agreements have been reached to date. Additionally, subsequent to year end (Note 2), the Company merged with Cymedix Corporation, which has developed software for the secure exchange of medical data on the Internet. There can be no assurance that the Cymedix Corporation merger will produce positive cash flows, or that the Company will be able to obtain any additional future financing on terms acceptable to the Company.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE  2  -  ACQUISITIONS
------------------------

TherAmerica,  Inc.
------------------

In January 1997, the Company acquired certain assets of Colorado Therapists On Call, Inc. ("CTOC") and Professional Healthcare Providers, Inc. ("PHP"), together doing business under the name Theramerica, Inc. (Theramerica). The Company paid $2,000,000 cash and assumed approximately $175,000 of liabilities for the acquisition which was effective January 1, 1997. The Company accounted for the transaction as a purchase.

The purchase price was allocated to the assets based upon the following estimated fair values at the acquisition date:

 Net  tangible  assets            $    160,000
 Non  compete                           50,000
 Excess  of  cost  over  net
   assets  acquired  (goodwill)      1,965,000
                                    ----------

                                   $ 2,175,000
                                    ==========

Cymedix  Corporation
--------------------

In January 1998, the Company consummated a merger with Cymedix Corporation (Cymedix). In conjunction with the merger the Company acquired all of the issued and outstanding common shares of Cymedix for $2,345,000. To finance the acquisition, the Company issued 6,980,000 shares of common stock valued at $1,418,000 assumed liabilities of $604,000 and paid $323,000 in cash. The merger has been accounted for as a purchase. The purchase price has been allocated as follows:

 Cash                           $    5,000
 Property  and  equipment           21,000
 Excess  of  cost  over  net
   assets  acquired  (goodwill)  2,319,000
                                ----------

                               $ 2,345,000
                                ==========

The following table reflects the unaudited historical and pro forma results of the Company's 1997 and 1998 acquisitions.

-------------------------------------

                                  (Unaudited)

                             Medix                               Combined
                        Historical(1)  Cymedix   Adjustments(2)    Totals
                        -------------  --------  --------------- -----------

YEAR ENDED DECEMBER 28, 1997

Revenues                 $24,875,000   $      -    $     -       $24,875,000
                          ==========    ========    =========     ==========

Net  (loss)              $  (515,000)  $ (922,000) $ (156,000)   $(1,593,000)

Preferred  stock
  dividends                 (972,000)     (29,000)     29,000       (972,000)
                          ----------       --------   -------     ----------

Net  (loss)  applicable
  to  common
  shareholders           $(1,487,000)  $ (951,000)  $(127,000)   $(2,565,000)
                          ==========    =========    ========     ==========

Basic  net  (loss)
 per  common  share      $     (0.09)  $    (0.05)  $   (.01)    $      (.15)
                          ==========    =========    ========     ==========

Weighted  average
 shares  outstanding      16,828,824                              16,824,824
                        ============                               ==========

                                  (Unaudited)
YEAR ENDED DECEMBER 29, 1996
                      Medix                                            Combined
                   Historical(1) Theramerica  Cymedix  Adjustments(3)   Totals
                   ------------- -----------  -------- -------------  ---------

Revenues             $14,259,000  $ 8,378,000  $     -   $     -    $22,637,000
                   =============  ============ =========  ========   ==========
Net  (loss)          $(1,207,000) $   (62,000) $(817,000)$ 91,000   $(1,995,000)

Preferred  stock
  dividends           (1,388,000)         -           -        -     (1,388,000)
                    ------------   ----------  ---------  -------  -------------

Net  (loss)
 applicable  to
 common
 shareholders       $(2,595,000)  $  (62,000)  $ (817,000)$ 91,000  $(3,383,000)
                     ==========    ==========   =========  =======   ===========

Basic  net  (loss)
 per common share   $     (.23)   $       -    $    (.07) $    .01  $    (.29)
                     ==========    ==========   =========  ========  =========

Weighted  average
  shares
  outstanding       11,497,111                                       11,497,111
                   ===========                                     ============

(1) Includes the results of operations for Theramerica from January 1, 1997, and reflects the issuance of 6,980,000 common shares related to the acquisition on weighted average shares outstanding.
(2) Adjustments relate to the amortization of goodwill, and dividends on convertible preferred stock converted into common stock in the merger have been eliminated.
(3) Adjustments relate to amortization of goodwill and interest expense on acquisition debt which would have been required had the Company completed the acquisition at the beginning of the period, and the elimination of certain corporate expenses which would not have been incurred.

NOTE  3  -  BALANCE  SHEET  DISCLOSURES
---------------------------------------

Property  and  equipment  consists  of  the  following:

 Furniture  and  fixtures            $    90,000
 Computer  hardware  and  software       536,000
                                       ---------
                                         626,000
 Less  accumulated  depreciation        (324,000)
                                      ----------

                                    $    302,000
                                     ============

Depreciation expense was $121,000 and $105,000 for the years ended December 28, 1997 and December 29, 1996, respectively.

Intangible  assets  consist  of  the  following:

 Goodwill                     $5,948,000
 Non-compete  agreements         150,000
 Acquisition  costs               11,000
                                --------
                               6,109,000
 Less  accumulated
   amortization  and
   impairment                 (1,618,000)
                            ------------

                             $ 4,491,000
                              ==========

Amortization expense was $485,000 and $266,000 for the years ended December 28, 1997 and December 29, 1996, respectively. As discussed in Note 4, the Company entered into an agreement to sell two entities at a price which would have resulted in on a loss of approximately $349,000. Accordingly, the Company impaired the related carrying value of goodwill on these two entities by approximately $347,000 in 1997.

Accrued  liabilities  consist  of  the  following:

Amount  due  under  Ellis  acquisition            $ 296,000
Amounts  due  Medicare                              232,000
Accrued  payroll  taxes  and  penalties             483,000
Other                                               373,000
                                                  ---------

                                                $ 1,384,000
                                                  =========


At  various  times during the year the Company was delinquent with payroll tax
deposits.    At December 28, 1997, $215,000 was accrued for estimated interest and  penalties.

------


NOTE  4  -  SALE  OF  OPERATING  DIVISIONS
------------------------------------------

In February of 1997 the Company sold its Medicare division for $200,000 in cash which resulted in a gain of $190,000. The purchasor did not assume any prior liabilities associated with operations prior to the acquisition. The Company believes it has adequate reserves for any final adjustment which may occur.

During the 4th quarter of 1997, the Company entered into an agreement to sell three entities it acquired in the past four years. Ellis Home Care Services, Inc. (Ellis), Stat Health Care Services, Inc. (Stat) and Paxxon Services, Inc. (Paxxon). The sales prices are $500,000, $1,580,000, and $1,468,000 for
Ellis, Stat and Paxxon, respectively. The Company consummated the sale of Paxxon in the 4th quarter of 1997 for approximately $1,275,000 cash and a $193,000 note receivable (Note 5). The Ellis and STAT sales are contingent upon regulatory approval of the buyer which is anticipated to be completed in late 1998. The Paxxon sale resulted in a gain of $581,000 while Ellis and
STAT resulted in a loss of $349,000. The Company impaired goodwill on the Ellis and STAT divisions by $349,000 as a result of entering into the sales contracts. These sales relate only to the business and not to the assets of these entities which the Company will retain and liquidate.

In February of 1998, the Company sold the balance of the trade receivables of Paxxon to the purchasor at a discount of $35,000 which has been netted in the gain on sale of Paxxon.

The sale of these divisions will result in a significant loss in revenues on an ongoing basis.


NOTE  5  -  NOTES  RECEIVABLE
-----------------------------

                                                   December  31,
                                           --------------------------
                                               1997            1996
                                           ----------       ---------

As part of consideration for the sale of
 Paxxon (Note 4), the Company received
 a  note  receivable  in the amount of
 $192,795 that accrues interest at 5.75%.
 Two  principal  and  accrued interest
 payments of $100,000 each are due in May
 1998  and November 1998.  Payment on the
 note is collateralized by a pledge of
 a  subordinate  interest  in  the
 debtors  accounts  receivable.                $193,000     $        -



The  Company  advanced  $298,000 to
 Cymedix which accrued interest at 11%
 with principal  and  accrued interest
 due  December  31,  1998.    The note
 is collateralized  by  a  subordinated
 security  interest  in all of the debtors
 assets.    The Company advanced an
 additional $25,000 to Cymedix subsequent
 to year  end.    These  were  included
 as  part  of the purchase price (Note 2).      298,000             -
                                             ------------     ------------

                                             $  491,000       $     -
                                             ============     ============

NOTE  6  -  LINE-OF-CREDIT
--------------------------

The Company has entered into an agreement with a financial institution for a revolving line-of-credit with a maximum principal balance of $5,000,000 which is limited by a borrowing base calculation of 80% of qualified accounts receivable. Interest accrues on the outstanding balance at 2% above bank prime (10.5% at December 28, 1997). Additionally, the Company is required to pay the lender a loan management fee on a monthly basis equal to 0.35% of the average outstanding principal balance of the preceding month. Interest and fees paid to this financial institution for the year ended December 28, 1997 approximated $650,000. The outstanding principal balance including accrued interest and fees was $3,543,000 at December 28, 1997. The agreement expires May 2000 and can be terminated by the lender without notice or by the Company with a thirty day notice to the lender and payment of defined early payment penalties. The loan is collateralized by substantially all the Company's assets.


NOTE  7  -  CAPITAL  LEASES
---------------------------

The Company leases a portion of their computer equipment under various leases all that have a 36 month term and contain a bargain purchase option. The future minimum lease payment as of December 28, 1997 are as follows:


 1998                                        $    27,000
                                              -----------
 Future  minimum  lease  payments                 27,000
 Less  interest                                   (2,000)
                                              ----------
 Present  value  of  capital  leases              25,000
 Less  current  portion                          (25,000)
                                              ---------

 Long-term  portion                           $       -
                                              ===========

Cost of the leased equipment was $77,000 with related accumulated depreciation of $36,000 at December 28, 1997.


NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES
-------------------------------------------

Operating  Leases
-----------------

The Company leases office facilities and equipment under non-cancelable operating leases. One of the office leases is personally guaranteed by an officer, director, and stockholder. Rent expense for the years ended December 28, 1997 and December 29, 1996 was $289,000 and $188,000, respectively.

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)
--------------------------------------------------------

Future minimum lease payments under these leases are approximately as follows:


 Fiscal  Year  Ended  December                Amount
 -----------------------------          ------------
 1998                                   $    259,000
 1999                                        206,000
 2000                                        155,000
 2001                                         34,000
                                             --------

                                        $    654,000
                                         ============

Litigation
----------

In 1997, a former patient filed a complaint in Texas against the Company alleging that an employee/therapist of the Company was negligent. The Company believes that there was no wrong doing and intends to defend itself vigorously against the charges. The client/hospital where the employee was working at the time of the alleged incident paid the plaintiff $100,000 in settlement and release from further claims. The client/hospital has now demanded that the Company indemnify them for the $100,000 as the client/hospital alleges this is stipulated in a contract between the Company and the client/hospital. The Company does not believe that it has a contractual obligation to indemnify the client/hospital in this situation and intends to vigorously defend against this demand. In addition, the Company maintains an insurance policy with a limit of $1,000,000 which may satisfy some or all of the damages in the event of an unfavorable outcome. The Company believes that it will not incur any material losses in excess of accrued amounts or insured limits.

During the fourth quarter of 1997, an action was filed against the Company in the Eastern District of New York under the caption New York Healthcare, Inc.
v. International Nursing Services, Inc., et al., alleging, among other things, breach of contract against the Company and seeking damages in excess of $175,000 plus court costs and attorney fees. The Company filed answers and counterclaims in this action. The Company intends to vigorously defend this action and to press its counterclaim. The Company does not expect any possible resolution of this matter to have a material effect on the Company's financial condition.

The Company is also subject to certain other litigation with former employees. Management believes that it will not incur any material losses in excess of accrued amounts.

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)
--------------------------------------------------------

Ellis  Guarantee
----------------

The Company purchased Ellis Health Services, Inc. by issuing 256,250 shares of the Company's common stock and guaranteeing that the former owner of Ellis would realize at least $4.25 per share upon the sale of the first 12,000 shares each month and 4.00 per share thereafter. The Company agreed to issue additional shares or stock to make up any shortfall and the Chairman and CEO of the Company pledged 100,000 of his personal shares as collateral. At December 29, 1996, the former owner of Ellis had a shortfall of approximately $500,000 from the sales of stock to that date. In January 1997, the former owner of Ellis exercised his right to take the security pledged by the
Chairman  and  CEO  of  the  Company.    The Board of Directors of the Company
approved the issuance to the Chairman and CEO 100,000 shares of common stock and options to purchase 250,000 shares of common stock at $1.00 per share to compensate the Chairman and CEO for the loss of his personal shares. The $1.00 per share represented the fair market value of the shares at the date of the grant. In March 1997, the former owner of Ellis presented a demand letter to the Company requesting immediate payment of the remaining short fall of approximately $400,000. In August of 1997, the Company entered into an agreement with the former owner of Ellis agreeing to payments resulting in a liability of $295,000 at December 28, 1997.


NOTE  9  -  STOCKHOLDERS'  EQUITY
---------------------------------

1996  Private  Placement
------------------------

In July and September 1996, the Company completed a private placement of 244 units, each unit consisting of a share of convertible preferred stock, $10,000 per unit, $1 par value ("1996 Preferred Stock"), a warrant to purchase 8,000 shares of the Company's common stock at $2.50 per share and a unit purchase option to purchase an additional unit at $10,000 per unit. The convertible preferred stock carries a 10% dividend and is convertible at the lesser of $1.25 or 75% of the average sales price for the five trading days prior to
conversion.    The  private  placement raised gross proceeds to the Company of approximately $2,440,000. The Company has filed a registration statement which became effective in October of 1996, registering 8,293,133 shares of common stock. The registered common stock is primarily designated for the conversion of the related preferred stock and exercise of the associated warrants.

Approximately $1,550,000 of the proceeds raised was used to fund the cash purchase portion of STAT. A shareholder who participated in the placement of the private placement was paid a commission of $117,000 in 1996 and issued a warrant to purchase 100,000 shares of common stock at $2.00 per share. The warrant price was subsequently reduced to $1.00 per share in January 1997.

----------------------------------------------

1996  Private  Placement  (continued)
-------------------------------------

During 1996, 88.5 units (with accrued dividends) were converted to 923,111 shares of common stock. In addition, a Unit holder who held 17 units was allowed to reduce their purchase price on their warrants to $1.00 per share from $2.50 per share, resulting in gross proceeds to the Company of $136,000 in November 1996. In 1997 a Unit Holder who held 20 Units exercised their Unit purchase option resulting in gross proceeds to the Company of $200,000. The Unit holder immediately converted the preferred to common resulting in the issuance of 257,028 shares of common stock in January 1997.

During 1997, 129.25 units (with accrued dividends) were converted to 3,133,361 shares of common stock. Subsequent to year end, an additional 8.0 units have been converted resulting in the issuance of an additional 489,315 shares of common stock in 1998.

1997  Private  Placement
------------------------

In  January  and  February  1997, the Company completed a private placement of
167.15 Units, each unit consisting of one share of convertible preferred stock, $10,000 per unit, $1 par value, "1997 Preferred Stock", and a warrant to purchase 10,000 shares of common stock at $1.00 per share. The convertible preferred stock carries no dividend if the underlying common stock is included in an effective registration statement within 90 days of the date of the agreement. After 90 days, if the underlying shares are not included in an effective registration statement, the dividend rate becomes 18%. In addition, the preferred stock contains a redemption feature whereby if the underlying common stock which the preferred shares are convertible into is not effectively registered by the second anniversary date of each respective unit, the holder at their option may redeem the preferred shares for $10,000 back plus all accrued unpaid dividends. The Company raised gross proceeds of $1,672,000 from this private placement. Commissions of $100,000 were paid to individuals who assisted in the private placement who are also shareholders of the Company. The Company received net proceeds of approximately $1,520,000 from the sale of the 1997 preferred stock. Substantially all of the proceeds were used to purchase TherAmerica (Note 2). The Company has filed a registration statement which became effective in April of 1997, registering 6,732,311 shares of common stock. The registered common stock is primarily designated for the conversion of the related preferred stock and exercise of the associated warrants.

During 1997, 66.65 units were converted to 3,651,867 shares of common stock. Subsequent to year end, an additional 1.0 unit has been converted resulting in the issuance of an additional 53,981 shares of common stock in 1998.

----------------------------------------------

Warrants
--------

On January 28, 1997, the Company issued a convertible note for proceeds of $1,000,000 from a shareholder of the Company. Interest accrued on the note at 12.5% and the note matured on January 27, 1998. The proceeds of the note were used to fund the acquisition costs related to TherAmerica (Note 2). The Company also issued a warrant to purchase 200,000 shares of common stock at $1.1875 per share until July 31, 1999 to the convertible note holder. The Company recorded an imputed discount on the convertible debenture of $134,000 using the Black-Scholes option pricing model related to the issuance of the warrant to purchase 200,000 shares of common stock at $1.1875 per share. The Company amortized the imputed discount over the expected term of the related debt. On May 28, 1997, the Company paid $500,000 of principal plus accrued interest to the noteholder, and the exercise price of the warrant was reduced to $0.27 from $1.19. The reduction of the exercise price resulted in no material change to the imputed discount due to a decrease in the market value of the Company's stock. During the forth quarter of 1997 the Company paid the remaining $500,000 plus accrued interest from proceeds received on the Paxxon Sale (Note 4).

Stock  Options
--------------

In May 1988, the Company adopted an incentive stock option plan (ISO), which provides for the grant of options representing up to 100,000 shares of the Company's common stock to officers and employees of the Company upon terms and conditions determined by the Board of Directors. Options granted under the plan are generally exercisable immediately and expire up to ten years after the date of grant. Options are granted at a price equal to the market value at the date of grants, or in the case of a stockholder who owns greater than 10% of the outstanding stock of the Company, the options are granted at 110% of the fair market value.

In 1994, the Board of Directors established, the Omnibus Stock Plan of 1994 (1994 Plan) and reserved 500,000 shares of the Company's common stock for grant under terms which could extend through January 2004. All options and warrants issued under this plan are non-qualified. Grants under the 1994 Plan may be to employees, non-employee directors, and selected consultants to the Company, and may take the form of non-qualified options, not lower than 50% of fair market value. To date, the Company has not issued any options below fair market value at the date of grant.

In 1996, the Board of Directors established the 1996 Stock Option Plan (the "1996 Plan") with terms similar to the 1994 Plan. During 1996, the Company issued 300,000 options to purchase the Company's common stock at $1.88 expiring in 2006. The Board of Directors of the Company reserved 3,000,000 shares of common stock for issuance under the 1996 Plan.

----------------------------------------------

Stock  Options  (continued)
---------------------------

Also during 1996, the Company canceled and reissued certain options to certain officers and directors of the Company. Options to purchase 224,187 shares of common stock at exercise prices ranging from $1.20 to $2.75 which were issued to certain officers and directors under the 1994 Plan were canceled. Options to purchase 239,437 shares of common stock at $1.88 (which represented the fair market value of the common stock at the time of grant) were issued as replacement for the canceled options. The additional 15,250 options were issued to replace the loss in value for those option holders who held options at exercise prices which were less than $1.88.

The Company also granted 443,748 options to purchase common stock at $1.00 per share under the "1996 Plan", 133,609 of which were granted to officers and directors.

The following is a summary of options and warrants granted, all of which expire at various times through 2007.



                          Number of Options
                         --------------------
                                                Exercise               Exercise
                                                Price Per  Number of   Price Per
                         Plan       Non-Plan      Share     Warrants     Shares
                         -------  -----------  -----------  --------  ----------
Outstanding
 December 31, 1995  1,121,375    15,500     $0.63-$6.00 1,514,604 $1.75-$5.00

Option/warrants
 granted              539,437        -      $1.88       2,217,000 $1.00-$2.50
Unit options
 granted(1)               -          -           -      1,952,000      -
Cancellations        (317,687)   (8,000)    $0.63-$6.00  (358,941)$1.00-$4.00
                    ---------  ---------    ----------- ---------- ----------

Outstanding
 December 29, 1996  1,343,125     7,500     $.63-$6.00  5,324,663 $1.00-$5.00

Options/warrants
 granted            3,019,155(2)     -      $0.25-$1.00 2,279,126(3) $0.15-$2.50
Unit  options
 canceled                 -          -                (1,792,000)(3) $2.50
Cancellations      (1,920,935)(2)    -      $0.63-$3.25 (1,011,376)  $0.27-$2.50
                   ----------   ---------   -----------  ----------  ----------

Outstanding
 December 28, 1997  2,441,345     7,500     $0.25-$6.00  4,800,413   $0.15-$5.00

----------------------------------------------

(1) Represents option to purchase an additional unit identical to the Unit issued in the July/September private placement. Each $10,000 unit consists of one share of convertible preferred (convertible at the lesser of $1.25 or 75% of the closing price on the five trading days prior to conversion) and a warrant to purchase 8,000 shares of common stock at $2.50 per share for three years.

(2) Includes 1,223,326 options that were canceled and reissued at an exercise price of $0.25 to $1.00 to officers, directors, and employees of the Company. The options were originally exerciseable between $0.63 and $3.25. Net new issues were 1,794,729 and net canceled were 696,509.

(3) Includes 287,626 warrants that were canceled and reissued at an exercise price of $0.25 to an officer of the Company. The warrants were originally exerciseable at $1.75. Also includes the cancelation of 204 Unit Options in exchange for the cancellation and reissue of the related warrant with an exercise price of $0.63. The warrants were previously exerciseable at $2.50. Millenco note warrants were issued on January 28, 1997 at $1.19, Millenco also exercised 20 unit options on 1996 preferred stock. On August 15, 1997 the warrants were canceled and reissued at an exercise price of $0.63. The warrants were originally exerciseable at $1.25. Net new issues were 1,871,500 and net canceled were 163,750.

     The weighted average exercise price of options and warrants outstanding at December 28, 1997 is $1.82.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Corporation's two stock option plans been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation's net loss and loss per share would have been increased to the pro forma amounts indicated below:


                                                 1997                    1996
                                               ----------             ----------
Net  loss  -  as  reported                 $    (515,000)           $(1,207,000)
Net  loss  -  pro  forma                      (1,963,000)            (2,141,000)
Basic  loss  per  share  -  as  reported            (.15)                  (.57)
Basic  loss  per  share  -  pro  forma              (.30)                  (.78)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: dividend yield of 0%; expected volatility of 128% and 93%, respectively; discount rate of 5.5% and 11.5%, respectively; and expected lives of 10 years.

----------------------------------------------

Warrants  (continued)
---------------------

Dividends
---------

In 1995, the Board of Directors declared a stock dividend on the 12% preferred stock to be paid in common stock. Under the terms of the preferred stock, if the Company does not have $750,000 cash or cash equivalents then the dividend may be paid by issuing common stock at the rate of $1.80 per share annualized. The Company accrued dividends at the $1.80 level for 1995 as the Company did not have $750,000 in cash and cash equivalents. The dividends on the preferred stock for the year ended December 31, 1995 were $876,000 of which $435,000 was paid in common stock of the Company. The remaining dividends of $441,000 were accrued at year end and recorded as a dividend payable in common stock.

During January 1996, the outstanding 12% preferred stock at December 31, 1995 was automatically converted into common stock. All unpaid dividends on that preferred stock were void and no longer payable. Since the dividends were previously reflected in the statement of operations as a component of the net loss applicable to common stockholders, the recovery of the accrued dividends has been reflected as a credit in determining the net loss applicable to common stockholders in 1996 on the statement of operations in the accompanying financial statements.

The Company has imputed dividends on the 1997 and 1996 preferred stock as a result of in the money conversion features (Note 11).

Stock  Payoff  of  Note  Payable
--------------------------------

In February 1996, the Company paid off a note payable consisting of principal of $25,000 and accrued interest payable of approximately $23,000 with issuance of 13,700 shares of common stock. The common stock was valued at $3.50 which represented the fair market value of the common stock at the time of the payoff.

Settlement  of  Stock  for  Services
------------------------------------

In September 1996, the Company settled a dispute with a former investment banker who claimed that the Company owed the investment banker approximately $53,000. The Company settled the dispute by issuing 20,133 shares of common stock.

------


NOTE  10  -  INCOME  TAXES
--------------------------

The temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a deferred tax asset are primarily due to a cash to accrual transition adjustment due to the Company being required to adopt the accrual basis for income tax filing purposes.

The components of deferred tax assets (liabilities) in the balance sheet, which are fully limited by a valuation allowance, are as follows:

 Accounting  method  differences            $    244,000
 Net  operating  loss  carryforward            2,006,000
                                             -----------
                                               2,250,000
 Less  valuation  allowance                   (2,250,000)
                                             ------------

 Net  deferred  tax  asset                   $        -
                                             =============

The Company has incurred net losses for federal tax reporting purposes since inception of approximately $5,900,000. The tax net operating loss (NOL) carryforwards expire in years 2003 through 2012. The utilization of $4,718,000 of the NOL carryforward is limited to $469,000 on an annual basis due to an effective change in control which occurred as a result of the 1996 private placement. Due to the existence of net operating losses incurred by the Company which raise substantial doubt about the Company's ability to continue as a going concern, the Company has concluded it is more likely than not that it will not realize its deferred tax asset and accordingly has established a valuation allowance of $2,250,000.


NOTE  11  -  LOSS  PER  COMMON  SHARE
-------------------------------------

In accordance with the SEC's position on preferred stock with convertible features that are in the money at the time of issuance, the Company has imputed a value associated with such conversion features and has recorded the value as a discount on the preferred stock. The Company amortizes the imputed discount on the preferred stock over the period from issuance of the preferred stock to the earliest period at which the preferred stock becomes convertible. As the Company's 1997 and 1996 preferred stock issuances are immediately convertible, the Company has amortized the entire imputed discount as a component of dividends on preferred stock. The Company recorded additional dividends to preferred stockholders of approximately $553,000 and $1,737,000 for the years ended December 29, 1997 and 1996, respectively, which represents an imputed increase to the dividend yield and not a contractual obligation on the part of the Company to pay such imputed dividends.

The Company has also imputed additional dividends on the 1997 preferred stock of $375,000 as a result of the repricing of the exercise price associated with the related warrants issued. The Company repriced the warrant exercise price as an inducement for holders not to convert their 1997 preferred stock into shares of common stock.

NOTE  11  -  LOSS  PER  COMMON  SHARE  (CONTINUED)
--------------------------------------------------


                                                        December  31,
                                                -------------------------
                                                  1997              1996
                                                ---------         --------
Net  loss                                    $    515,000        $1,207,000
Preferred  stock  dividends  based
 on stated rate                                    44,000            92,000
Preferred  stock  dividends  based
 on  imputed  discount  at  issuance              553,000         1,737,000
Preferred  stock  dividends  imputed
 associated with related warrant repricing        375,000                -
Preferred stock dividends recaptured (Note 9)        -             (441,000)
                                              -----------        ----------

Net loss applicable to common stockholders   $  1,487,000      $  2,595,000
                                             ============      ============

Basic  loss  per  common  share              $      (.15)      $       (.57)
                                                =========      =============

Weighted  average  shares  outstanding         9,848,824          4,517,111
                                             ===========       ==========

NOTE  12  -  RETIREMENT  SAVINGS  PLAN
--------------------------------------

Effective March 25, 1997, the Company adopted a defined contribution retirement savings plan which covers all employees age 21 or older with one thousand hours of annual service. Matching contributions are made by the Company at $0.25 for each $1 that the employee contributes up to 8% of
compensation.    Company  contributions  vest  as  follows:


 Years  of  Service                  Vested
 ------------------          --------------
            1                      10%
            2                      20%
            3                      30%
            4                      40%
            5                      60%
            6                      80%
            7                     100%

Contributions  for  the  year  ended  December  28,  1997  were  $35,000.